Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR FOURTH QUARTER 2011

ENGLEWOOD, COLO. (February 7, 2012) — CSG Systems International, Inc. (Nasdaq: CSGS), a global provider of software- and services-based business support solutions that help clients generate revenue and maximize customer relationships, today reported results for the quarter and year ended December 31, 2011.

Key Financial Highlights:

•	Fourth quarter 2011 results:

•	Total revenues were $187.6 million.

•	Non-GAAP operating income was $40.0 million, or 21.3% of total revenues and GAAP operating income was $27.0 million, or 14.4% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.64. GAAP EPS was $0.35.

•	Full year 2011 results:

•	Total revenues were $734.7 million.

•	Non-GAAP operating income was $139.0 million, or 18.9% of total revenues and GAAP operating income was $96.3 million, or 13.1% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $2.25. GAAP EPS was $1.28.

•	Cash flows from operations for the quarter were $31.8 million and $61.0 million for the year ended December 31, 2011.

•	During the quarter, CSG repurchased approximately 172,000 shares of its common stock for $2.3 million (weighted-average price of $13.20 per share) under its stock repurchase program.

“In 2011, we continued to strengthen our position with the leaders in the communications industry by continuing to invest in our relationships with our clients, add to our deep domain expertise and product sets, leverage our strong operational expertise on behalf of our clients and invest in our people so that they can help our clients successfully execute on their business plans,” Peter Kalan, president and chief executive officer of CSG Systems said. “Our transformation of our company to a global leader of business-enabling solutions is not complete. However, based on our engagement we have had with our clients, I am pleased with the progress we are making.”

CSG Systems International, Inc.

February 7, 2012

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	Percent Change	2011	2010	Percent Change
Revenues	$187,574	$154,079	22%	$734,731	$549,379	34%
Non-GAAP Results:
Operating Income	$39,987	$36,398	10%	$139,031	$125,608	11%
Operating Income Margin	21.3%	23.7%	—	18.9%	22.9%	—
EPS	$0.64	$0.69	(7)%	$2.25	$2.30	(2)%
GAAP Results:
Operating Income	$27,043	$20,661	31%	$96,285	$74,342	30%
Operating Income Margin	14.4%	13.4%	—	13.1%	13.5%	—
EPS	$0.35	$(0.05)	NA	$1.28	$0.67	91%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2011 were $187.6 million, a 22% increase when compared to revenues of $154.1 million for the fourth quarter of 2010, and a 3% increase when compared to revenues of $182.8 million for the third quarter of 2011. Total revenues for the full year 2011 were $734.7 million, a 34% increase when compared to revenues of $549.4 million for full year 2010. The year-over-year increases can be attributed to the inclusion of a full quarter and year of financial results in 2011 from Intec Telecom, acquired on November 30, 2010, as compared to the inclusion of only one month for the quarter and year ended December 31, 2010.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2011 was $40.0 million, or 21.3% of total revenues, which compares to $36.4 million, or 23.7%, for the same period in 2010. Non-GAAP operating income for the third quarter of 2011 was $33.3 million, or 18.2% of total revenues. Non-GAAP operating income for the full year 2011 was $139.0 million, or 18.9% of total revenues, which compares to $125.6 million, or 22.9%, for the full year 2010. The lower operating margin percentages in 2011 are consistent with the company’s expectations as it reflects the lower margin profile of Intec’s global software and services business.

Non-GAAP EPS for the fourth quarter of 2011 was $0.64, compared to non-GAAP EPS of $0.69 for the fourth quarter of 2010. Non-GAAP EPS for the full year 2011 was $2.25, compared to non-GAAP EPS of $2.30 for the full year 2010.

GAAP Results: GAAP operating income for the fourth quarter of 2011 was $27.0 million, or 14.4% of total revenues, compared to $20.7 million, or 13.4%, for the same period in 2010. GAAP operating income for the full year 2011 was $96.3 million, or 13.1% of total revenues, compared to $74.3 million, or 13.5% for the full year 2010.

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February 7, 2012

GAAP EPS for the fourth quarter of 2011 was $0.35, compared to a loss of ($0.05) for the fourth quarter of 2010. The Intec acquisition-related charges of $23.7 million negatively impacted GAAP EPS for the fourth quarter of 2010 by $0.50 per diluted share. Additionally, GAAP EPS for the fourth quarter of 2011, when compared to GAAP EPS for the fourth quarter of 2010, was impacted by the following items:

•	an additional $3.1 million of amortization of acquired intangible assets related to the Intec acquisition, which negatively impacted GAAP EPS by $0.05 per diluted share; and

•	restructuring charges of $4.9 million, which negatively impacted GAAP EPS by $0.08 per diluted share.

GAAP EPS for the full year 2011 was $1.28, compared to $0.67 for the full year 2010. GAAP EPS for 2011 and 2010 were impacted by the following items:

•	the Intec acquisition-related charges of $26.2 million for the year ended December 31, 2010 negatively impacted 2010 GAAP EPS by $0.52 per diluted share;

•	the data center transition expenses of $20.5 million for the year ended December 31, 2010 negatively impacted 2010 GAAP EPS by $0.40 per diluted share;

•	the loss on the repurchase of convertible debt securities of $12.7 million for the year ended December 31, 2010 negatively impacted 2010 GAAP EPS by $ 0.25 per diluted share;

•	restructuring charges of $7.9 million for the year ended December 31, 2011 negatively impacted 2011 GAAP EPS by $0.13 per diluted share; and

•	an additional $17.4 million of amortization of acquired intangible assets related to the Intec acquisition negatively impacted 2011 GAAP EPS by $0.29 per diluted share.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	December 31, 2011	September 30, 2011	December 31, 2010
Cash, cash equivalents, and short-term investments	$158,830	$138,599	$215,550
Net billed trade accounts receivable (1)	179,804	157,276	155,005
Total long-term debt:
Par value	$340,000	$342,500	$410,149
Unamortized OID	(30,256)	(31,435)	(35,462)

Net debt carrying amount	$309,744	$311,065	$374,687

(1)	The increase in billed accounts receivable at December 31, 2011 can be primarily attributed to the fluctuations in the timing of client payments at quarter-end and to several billing milestones being met towards the end of the fourth quarter of 2011.

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February 7, 2012

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011 (2)	2010
Cash Flows from Operating Activities:
Operations	$34,348	$32,529	$130,337	$112,262
Changes in operating assets and liabilities	(2,523)	14,545	(69,378)	9,047

Net cash provided by operating activities	$31,825	$47,074	$60,959	$121,309

Cash Flows from Investing Activities:
Purchases of property and equipment	$(2,582)	$(4,419)	$(22,197)	$(14,277)

(2)	The decrease in cash flows related to operating assets and liabilities for the full year 2011 relates primarily to: (i) the change in the monthly invoice timing for DISH, which was included as part of its contract renewal terms in January 2011, which had a negative $20 million impact; (ii) an increase in accounts receivable at December 31, 2011, as discussed above; (iii) the timing of payments for several items specific to the first quarter of 2011, including approximately $8 million of Intec acquisition-related expenses and the 2010 employee incentive bonuses, both of which were accrued at December 31, 2010; and (iv) $6 million payment of deferred income tax liabilities that became due in 2011 as a result of the repurchase of our 2004 Convertible Debt Securities.

2012 Financial Guidance

A summary of CSG’s financial guidance for the full year 2012 is as follows:

Revenues	$715 – $740 million
Non-GAAP EPS	$1.85 – $2.00
GAAP EPS from continuing operations	$0.93 – $1.03
Adjusted EBITDA	$164 – $171 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on February 7, 2012, at 5:00 p.m. ET, to discuss CSG’s fourth quarter and year end results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-9205 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed,

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February 7, 2012

mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, MasterCard, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s continued ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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February 7, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$146,733	$197,858
Short-term investments	12,097	17,692

Total cash, cash equivalents, and short-term investments	158,830	215,550
Trade accounts receivable-
Billed, net of allowance of $2,903 and $1,837	179,804	155,005
Unbilled and other	30,981	30,803
Deferred income taxes	19,982	13,852
Income taxes receivable	4,139	9,043
Other current assets	16,224	17,241

Total current assets	409,960	441,494
Property and equipment, net of depreciation of $116,125 and $94,236	41,154	52,257
Software, net of amortization of $56,521 and $45,579	29,966	31,118
Goodwill	222,768	209,164
Client contracts, net of amortization of $159,225 and $133,218	98,403	116,328
Deferred income taxes	1,008	9,677
Other assets	14,393	19,660

Total assets	$817,652	$879,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of zero and $621	$27,000	$69,528
Client deposits	30,523	31,897
Trade accounts payable	27,198	25,381
Accrued employee compensation	42,005	53,372
Income taxes payable	2,334	2,028
Deferred revenue	44,824	56,184
Other current liabilities	23,501	32,019

Total current liabilities	197,385	270,409

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $30,256 and $34,841	282,744	305,159
Deferred revenue	8,631	16,103
Income taxes payable	4,114	954
Deferred income taxes	30,943	33,247
Other non-current liabilities	19,121	16,748

Total non-current liabilities	345,553	372,211

Total liabilities	542,938	642,620

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 33,822,232 shares and 34,120,789 shares outstanding	645	641
Additional paid-in capital	449,376	439,712
Treasury stock, at cost, 30,551,519 and 29,956,808 shares	(714,893)	(704,963)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	4
Unrecognized pension plan losses and prior service costs, net of tax	(1,794)	(897)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(618)	—
Cumulative translation adjustments	(1,998)	868
Accumulated earnings	543,995	501,713

Total stockholders’ equity	274,714	237,078

Total liabilities and stockholders’ equity	$817,652	$879,698

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February 7, 2012

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues:
Processing and related services	$133,076	$129,382	$524,666	$497,775
Software, maintenance and services	54,498	24,697	210,065	51,604

Total revenues	187,574	154,079	734,731	549,379

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	60,548	61,034	244,776	258,638
Software, maintenance and services	30,474	13,166	120,874	31,166

Total cost of revenues	91,022	74,200	365,650	289,804
Other operating expenses:
Research and development	26,663	21,435	111,142	78,050
Selling, general and administrative	31,470	29,978	128,346	82,586
Depreciation	6,511	5,850	25,435	22,428
Restructuring charges	4,865	1,955	7,873	2,169

Total operating expenses	160,531	133,418	638,446	475,037

Operating income	27,043	20,661	96,285	74,342

Other income (expense):
Interest expense	(4,185)	(2,237)	(17,026)	(6,976)
Amortization of original issue discount	(1,179)	(1,446)	(5,206)	(6,893)
Interest and investment income, net	169	230	764	754
Loss on repurchase of convertible debt securities	—	(79)	—	(12,714)
Loss on foreign currency transactions	—	(14,023)	—	(14,023)
Other, net	292	(834)	1,155	(817)

Total other	(4,903)	(18,389)	(20,313)	(40,669)

Income before income taxes	22,140	2,272	75,972	33,673
Income tax provision	(10,846)	(4,063)	(33,690)	(11,244)

Net income (loss)	$11,294	$(1,791)	$42,282	$22,429

Weighted-average shares outstanding – Basic:
Common stock	32,257	32,428	32,624	32,537
Participating restricted stock	127	433	189	543

Total	32,384	32,861	32,813	33,080

Weighted-average shares outstanding – Diluted:
Common stock	32,520	32,428	32,833	32,822
Participating restricted stock	127	433	189	543

Total	32,647	32,861	33,022	33,365

Earnings per common share:
Basic	$0.35	$(0.05)	$1.29	$0.68
Diluted	0.35	(0.05)	1.28	0.67

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net income	$42,282	$22,429
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	25,435	22,428
Amortization	42,173	19,438
Amortization of original issue discount	5,206	6,893
Gain on short-term investments and other	(60)	(129)
Loss on repurchase of convertible debt securities	—	12,714
Loss on foreign currency transactions	—	14,023
Deferred income taxes	3,977	3,275
Excess tax benefit of stock-based compensation awards	(828)	(1,147)
Stock-based employee compensation	12,152	12,338

Subtotal	130,337	112,262
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(31,552)	(4,295)
Other current and non-current assets	3,210	(509)
Income taxes payable/receivable	7,573	(9,971)
Trade accounts payable and accrued liabilities	(20,074)	22,288
Deferred revenue	(28,535)	1,534

Net cash provided by operating activities	60,959	121,309

Cash flows from investing activities:
Purchases of property and equipment	(22,197)	(14,277)
Purchases of short-term investments	(37,798)	(64,583)
Proceeds from sale/maturity of short-term investments	43,450	81,900
Purchase of foreign currency hedge	—	582
Payments related to foreign currency transactions	—	(14,605)
Acquisition of businesses, net of cash acquired	—	(259,502)
Acquisition of and investments in client contracts	(9,133)	(4,797)

Net cash used in investing activities	(25,678)	(275,282)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,486	1,405
Repurchase of common stock	(14,365)	(34,030)
Payments on acquired equipment financing	(1,587)	(1,157)
Proceeds from long-term debt	—	385,000
Payments on long-term debt	(70,149)	(150,958)
Payments of deferred financing costs	(205)	(14,999)
Excess tax benefit of stock-based compensation awards	828	1,147

Net cash provided by (used in) financing activities	(83,992)	186,408

Effect of exchange rate fluctuations on cash	(2,414)	1,934

Net increase (decrease) in cash and cash equivalents	(51,125)	34,369
Cash and cash equivalents, beginning of period	197,858	163,489

Cash and cash equivalents, end of period	$146,733	$197,858

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$13,921	$4,345
Income taxes	22,836	17,869

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

CSG Systems International acquired Intec Telecom Systems on November 30, 2010. Therefore, CSG included Intec’s financial results for one month in its full year results ended December 31, 2010, and for twelve months in its full year results ended December 31, 2011.

By integrating Intec’s significantly higher global revenue base, CSG increased its geographic revenue diversification and decreased its customer concentration, as illustrated in the tables below:

Revenues by Geography

	Americas	Europe, Middle East and Africa	Asia Pacific	Total Revenues
Year Ended December 31, 2010	98%	2%	<1%	100%
Quarters ended:
March 31, 2011	86%	10%	4%	100%
June 30, 2011	86%	10%	4%	100%
September 30, 2011	85%	10%	5%	100%
December 31, 2011	85%	10%	5%	100%
Year Ended December 31, 2011	85%	10%	5%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Comcast	DISH	Time Warner	Charter
Year Ended December 31, 2010	24%	18%	12%	10%
Quarters ended:
March 31, 2011	19%	13%	<10%	<10%
June 30, 2011	18%	12%	11%	<10%
September 30, 2011	20%	12%	10%	<10%
December 31, 2011	19%	13%	10%	<10%
Year Ended December 31, 2011	19%	13%	10%	<10%

ACP Customer Accounts (in thousands, at end of period)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Cable/Satellite Customer Accounts	48,837	48,730	48,860	49,081	48,913

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses (1)	X	X
Intec acquisition-related charges (1)	X	X
Restructuring charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain/loss on repurchase of convertible debt securities	—	X
Unusual income tax matters	—	X

(1)	The data center transition project and the Intec acquisition were completed in 2010, and thus, there were no costs for these items in 2011.

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Intec acquisition-related charges relate to certain direct and incremental expenses related to the acquisition of Intec, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges include expenses related to the following: (i) restructuring; (ii) investment banking, legal, accounting, and other professional services; and (iii) costs primarily related to the settlement of foreign currency hedging instruments associated with the funding of the Intec acquisition. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•	Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not

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generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, taxes,

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depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as the data center transition expenses, restructuring charges, and Intec acquisition-related charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31, 2011		Quarter Ended December 31, 2010
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$27,043	14.4%	$20,661	13.4%
Data center transition expenses	—	—	338	0.2%
Intec acquisition-related charges	—	—	9,641	6.3%
Restructuring charges	4,865	2.6%	—	—
Stock-based compensation	2,468	1.3%	3,038	2.0%
Amortization of acquired intangible assets	5,611	3.0%	2,720	1.8%

Non-GAAP operating income	$39,987	21.3%	$36,398	23.7%

	Year Ended December 31, 2011		Year Ended December 31, 2010
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$96,285	13.1%	$74,342	13.5%
Data center transition expenses	—	—	20,480	3.7%
Intec acquisition-related charges	—	—	12,242	2.2%
Restructuring charges	7,873	1.1%	—	—
Stock-based compensation	12,152	1.6%	12,338	2.3%
Amortization of acquired intangible assets	22,721	3.1%	6,206	1.2%

Non-GAAP operating income	$139,031	18.9%	$125,608	22.9%

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Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended December 31, 2011		Quarter Ended December 31, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (4)
GAAP income before income taxes	$22,140	$0.35	$2,272	($0.05)
Income tax impacts (5)	—	—	—	0.10
Data center transition expenses	—	—	338	0.01
Intec acquisition-related charges	—	—	23,664	0.50
Restructuring charges	4,865	0.10	—	—
Stock-based compensation	2,468	0.05	3,038	0.05
Amortization of acquired intangible assets	5,611	0.12	2,720	0.05
Amortization of OID	1,179	0.02	1,446	0.03
Loss on repurchase of convertible debt securities	—	—	79	—

Non-GAAP income before income taxes	$36,263	$0.64	$33,557	$0.69

	Year Ended December 31, 2011		Year Ended December 31, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (4)
GAAP income before income taxes	$75,972	$1.28	$33,673	$0.67
Income tax impacts (5)	—	—	—	(0.03)
Data center transition expenses	—	—	20,480	0.40
Intec acquisition-related charges	—	—	26,265	0.52
Restructuring charges	7,873	0.16	—	—
Stock-based compensation	12,152	0.25	12,338	0.24
Amortization of acquired intangible assets	22,721	0.46	6,206	0.12
Amortization of OID	5,206	0.10	6,893	0.13
Loss on repurchase of convertible debt securities	—	—	12,714	0.25

Non-GAAP income before income taxes	$123,924	$2.25	$118,569	$2.30

(2)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(3)	These items represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income. This resulted in an overall estimated effective income rate for non-GAAP purposes of approximately 42% and 40%, respectively, for the quarter and year ended December 31, 2011; and (ii) the weighted-average diluted shares outstanding of 32.6 million and 33.0 million, respectively, for the quarter and year ended December 31, 2011.
(4)	These items (excluding the one-time adjustments to income tax reserves discussed in Note 5 below) represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which resulted in an overall estimated effective income tax rate for non-GAAP purposes of approximately 31% and 35%, respectively, for the quarter and year ended December 31, 2010; and (ii) the weighted-average diluted shares outstanding of 32.9 million and 33.4 million, respectively, for the quarter and year ended December 31, 2010.

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(5)	CSG’s GAAP effective income tax rate for the fourth quarter and full year 2010 were approximately 179% and 33%, respectively. These rates differ significantly from CSG’s normal, historical effective income tax rates due to the impact of several unusual income tax matters, which are primarily related to the income tax benefits recorded upon the completion of CSG’s IRS examination during the second quarter of 2010, and the tax treatment of certain Intec acquisition-related charges in the fourth quarter of 2010. This represents the income tax impact of these items.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP operating income	$27,043	$20,661	$96,285	$74,342
Data center transition expenses	—	338	—	20,480
Intec acquisition-related charges	—	9,641	—	12,242
Restructuring charges	4,865	—	7,873	—
Depreciation (excluding data center transition expenses)	6,511	5,657	25,435	20,221
Amortization of acquired intangible assets (7)	5,611	2,720	22,721	6,206
Amortization of other intangible assets (7)	4,236	3,561	16,454	12,476
Stock-based compensation	2,468	3,038	12,152	12,338

Adjusted EBITDA	$50,734	$45,616	$180,920	$158,305

Adjusted EBITDA as a percentage of revenues	27%	30%	25%	29%

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$11,294	$(1,791)	$42,282	$22,429
Interest expense (6)	4,185	2,237	17,026	6,976
Amortization of OID	1,179	1,446	5,206	6,893
Interest and investment income and other, net	(461)	604	(1,919)	63
Income tax provision	10,846	4,063	33,690	11,244
Depreciation (excluding data center transition expenses)	6,511	5,657	25,435	20,221
Amortization of acquired intangible assets (7)	5,611	2,720	22,721	6,206
Amortization of other intangible assets (7)	4,236	3,561	16,454	12,476
Stock-based compensation	2,468	3,038	12,152	12,338
Data center transition expenses	—	338	—	20,480
Intec acquisition-related charges	—	23,664	—	26,265
Restructuring charges	4,865	—	7,873	—
Loss on repurchase of convertible debt securities	—	79	—	12,714

Adjusted EBITDA	$50,734	$45,616	$180,920	$158,305

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	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities	$31,825	$47,074	$60,959	$121,309
Income tax provision	10,846	4,063	33,690	11,244
Changes in operating assets and liabilities, and deferred taxes	183	(17,980)	65,401	(12,322)
Data center transition expenses	—	145	—	18,273
Intec acquisition-related charges	—	9,641	—	12,242
Restructuring charges	4,865	—	7,873	—
Interest expense (6)	4,185	2,237	17,026	6,976
Interest and investment income and other, net	(461)	604	(1,919)	63
Other	(709)	(168)	(2,110)	520

Adjusted EBITDA	$50,734	$45,616	$180,920	$158,305

(6)	Interest expense includes amortization of deferred financing costs as provided in Note 7 below.
(7)	Amortization on the cash flows statement is made up of the following items for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Amortization of acquired intangible assets	$5,611	$2,720	$22,721	$6,206
Amortization of other intangible assets	4,236	3,561	16,454	12,476
Amortization of deferred financing costs	727	194	2,998	756

Total amortization	$10,574	$6,475	$42,173	$19,438

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011 (8)	2010
Cash flows from operating activities	$31,825	$47,074	$60,959	$121,309
Purchases of property and equipment	(2,582)	(4,419)	(22,197)	(14,277)

Non-GAAP free cash flow	$29,243	$42,655	$38,762	$107,032

(8)	The decrease in cash flows from operating activities for the year ended December 31, 2011 relates primarily to: (i) the change in the monthly invoice timing for DISH, which was included as part of its contract renewal terms in January 2011, which had a negative $20 million impact; (ii) an increase in accounts receivable at December 31, 2011, primarily attributed to the normal fluctuations in the timing of client payments made at year-end and to several billing milestones being met towards the end of the fourth quarter of 2011; (iii) the timing of payments for several items specific to the first quarter of 2011, including approximately $8 million of Intec acquisition-related expenses and the 2010 employee incentive bonuses, both of which were accrued at December 31, 2010; and (iv) $6 million payment of deferred income tax liabilities that became due in 2011 as a result of the repurchase of our 2004 Convertible Debt Securities.

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Non-GAAP Financial Measures – 2012 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2012 full year financial guidance, is as follows:

2012 Guidance
GAAP operating income margin	12%
Restructuring charges (9)	—
Stock-based compensation (10)	2%
Amortization of acquired intangible assets (11)	3%

Non-GAAP operating income margin (“approximately 17%”)	17%

(9)	This represents the pretax impact of restructuring charges of $1 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.
(10)	This represents the pretax impact of stock-based compensation expense of an estimated $14 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.
(11)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $22 million on CSG’s operating income margin as a percentage of the midpoint of 2012 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2012 full year financial guidance is as follows:

	2012 Guidance Range (12)
	Low Range	High Range
GAAP EPS	$0.93	$1.03
Restructuring (13)	0.03	0.03
Stock-based compensation (14)	0.30	0.32
Amortization of acquired intangible assets (15)	0.48	0.51
Amortization of OID (16)	0.11	0.11

Non-GAAP EPS	$1.85	$2.00

(12)	The estimated after-tax impact of these items is calculated using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, and the anticipated approval of R&D tax credits by the end of 2012, resulting in an estimated effective income rate for non-GAAP purposes of approximately 43%; and (ii) the estimated weighted-average diluted shares outstanding of 32.9 million.
(13)	This represents the after-tax impact on a per diluted share basis of the full year restructuring charges of approximately $1 million.
(14)	This represents the estimated after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $14 million.
(15)	This represents the estimated after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $22 million.

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(16)	This represents the estimated after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2012 full year financial guidance at the mid-point (in thousands):

2012
GAAP operating income	$88,000
Restructuring charges	1,000
Depreciation	26,000
Amortization of acquired intangible assets	22,000
Amortization of other intangible assets	16,000
Stock-based compensation	14,000

Adjusted EBITDA	$167,000

Adjusted EBITDA as a percentage of revenues	23%

2012
Net income	$32,000
Interest expense	16,000
Amortization of OID	5,000
Interest and investment income and other, net	(1,000)
Income tax provision	36,000
Restructuring charges	1,000
Depreciation	26,000
Amortization of acquired of intangible assets	22,000
Amortization of other intangible assets	16,000
Stock-based compensation	14,000

Adjusted EBITDA	$167,000

2012
Cash flows from operating activities	$115,000
Income tax provision	36,000
Changes in operating assets and liabilities and deferred taxes	(1,000)
Restructuring charges	1,000
Interest expense	16,000
Interest and investment income and other, net	—

Adjusted EBITDA	$167,000

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Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2012
Cash flows from operating activities	$115,000
Purchases of property and equipment	(30,000)

Non-GAAP free cash flow	$85,000